UNITED STATES
SECURITIES AND EXCHANGECOMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 5, 2015

PRESSURE BIOSCIENCES, INC.
(Exact name of registrant as specified in its charter)

Massachusetts	000-21615	04-2652826
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14 Norfolk Avenue
South Easton, Massachusetts 02375

(Address of principal executive offices)(Zip Code)

Registrant's telephone number, including area code: (508) 230-1828

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01    Regulation FD Disclosure.

    On February 5, 2015, Pressure BioSciences, Inc. (the “Company”) delivered an Investor Presentation at the SeeThruEquity Mid-Winter Investor Conference in New York City. The Company’s February 2015 SeeThruEquity Investor Presentation is attached hereto as Exhibit 99.1.

    On February 10, 2015, the Company issued a press release, a copy of which is attached hereto as Exhibit 99.2, announcing that it has received its first purchase order for its new Barozyme HT48 High-throughput System. The Company also announced the receipt of a request for a quotation for the possible purchase of a second Barozyme HT48 System from an existing European customer.

    The information contained in this Item 7.01, Exhibit 99.1 and Exhibit 99.2 is being furnished, and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liability under Section 18. Furthermore, the information contained in this Item 7.01, Exhibit 99.1 and Exhibit 99.2 shall not be deemed to be incorporated by reference into our filings under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01 Financial Statements and Exhibits

(d)     Exhibits

Exhibit Number	Exhibit Description
99.1	Pressure BioSciences, Inc. February 2015 Investor Presentation
99.2	Press Release, dated February 10, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

PRESSURE BIOSCIENCES, INC.

Dated: February 11, 2015	By:	/s/ Richard T. Schumacher
Richard T. Schumacher
President